UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 1, 2013
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Avenue Sierra Blanca, Texas (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Directors Options and Compensation

In connection with the previously disclosed appointment of Mr. Jack Lifton to the Registrant's Board of Directors on October 1, 2013, Mr. Lifton was granted 100,000 options to purchase the Company’s shares of common stock, vesting immediately with a term of 5 years and at an exercise price of $0.50.  The options were issued pursuant to the Registrant's amended and restated 2008 Stock Option Plan, a general description of which is contained in the Registrant's definitive proxy statement on Schedule 14A as filed with the SEC on December 28, 2011, which description is incorporated herein by reference.  In addition, Mr. Lifton, as a non-executive director, will receive $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic) pursuant to the Registrant’s director compensation program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: October 4, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer